UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
As previously discussed in Item 2.01 of KBS Strategic Opportunity REIT, Inc.’s (the “Company”) Form 8-K filed with the Securities and Exchange Commission on March 14, 2012, the Company, through an indirect wholly owned subsidiary, purchased, at a discount, a non-performing first mortgage loan (the “1180 Raymond First Mortgage”) for $35.0 million plus closing costs on March 14, 2012. The borrower under the 1180 Raymond First Mortgage is 1180 Astro Urban Renewal Investors, LLC, which is not affiliated with the Company or the KBS Capital Advisors LLC, the Company's external advisor. The 1180 Raymond First Mortgage was secured by a multifamily tower containing 317 apartment units located in Newark, New Jersey.
On August 20, 2013, the Company was the successful bidder at the foreclosure sale of the property securing the 1180 Raymond First Mortgage. The Company is currently working with the city of Newark to formally obtain title to the property.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: August 22, 2013	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer